SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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UNITY WIRELESS CORPORATION (Name of Registrant as Specified In Its Charter)
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UNITY WIRELESS CORPORATION

NOTICE OF ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

May 23, 2003

10:00 a.m.

The Annual and Special Meeting of Stockholders of Unity Wireless Corporation, a Delaware corporation (the "Company"), will be held on Friday, May 23, 2003 at 10:00 a.m. local time, at 7438 Fraser Park Drive, Burnaby, British Columbia, Canada, V5J 5B9, for the following purposes:

1. Receive the Company's financial statements for the years ended December 31, 2002 and December 31, 2001;

2. To elect directors to serve until the next Stockholder's Annual Meeting or until their successors are elected;

3. To ratify and approve the appointment of KPMG, LLP as the Company's independent accountants for the fiscal years ending December 31, 2003 and December 31, 2002;

4. To consider and if deemed advisable, pass a resolution to amend the Company's Certificate of Incorporation to effect a reverse stock split of the Company's common stock at one of six ratios, which resolution would give our Board of Directors authority to, in its sole discretion, implement the reverse stock split at any time prior to our next annual meeting and our Board of Directors authority to, in its sole discretion, determine not to effect, and abandon, the reverse stock split without further action by our stockholders; and

5. To transact such other business as may properly come before the meeting or any adjournment(s) of the Annual and Special Meeting.

The Company's Board of Directors unanimously recommends that stockholders vote "FOR" these proposals. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Meeting. Stockholders who owned shares of the Company at the close of business on April 21, 2003, are entitled to notice of, and to vote at, the Annual and Special Meeting.

All stockholders are cordially invited to attend the Annual and Special Meeting in person. However, to assure your representation at the Annual and Special Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. If you attend the meeting in person, you may vote even if you have returned a proxy card.

On behalf of the Company's Board of Directors, I would like to express our appreciation for your support of the Company. We look forward to seeing you at the meeting.

For the Board of Directors of

UNITY WIRELESS CORPORATION

Per: _________________________
Ilan Kenig, CEO

April 21, 2003

YOUR VOTE IS VERY IMPORTANT.

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

UNITY WIRELESS CORPORATION

PROXY STATEMENT FOR
ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
MAY 23, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Unity Wireless Corporation, a Delaware corporation, for use at Unity Wireless' Annual and Special Meeting of Stockholders to be held on May 23, 2003 at 10:00 a.m., local time, at 7438 Fraser Park Drive, Burnaby, British Columbia, Canada, V5J 5B9.

A number of abbreviations are used in this Proxy Statement. Unity Wireless Corporation is referred to as "we", "us" and "our company". The term "proxy solicitation materials" includes this Proxy Statement, as well as he enclosed proxy card and the 2002 Annual Report, which is incorporated by reference. References to "fiscal 2002" mean our company's 2002 fiscal year which began on January 1, 2002, and ended on December 31, 2002. Our company's 2003 Annual and Special Meeting of Stockholders is referred to as "the Annual and Special Meeting".

Our principal executive offices are located at 7438 Fraser Park Drive, Burnaby, British Columbia. Our telephone number is (604) 267-2700.

These proxy solicitation materials are first being mailed on or about April 25, 2003 to all stockholders entitled to vote at the Annual and Special Meeting.

RECORD DATE AND SHARES OUTSTANDING

Stockholders who owned shares of our common stock at the close of business on April 21, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Annual and Special Meeting. On the Record Date, we had 35,570,109 shares of common stock issued and outstanding.

VOTING

Each share of our common stock outstanding on the Record Date is entitled to one vote. Cumulative voting is not permitted. Our transfer agent tabulates the votes. A quorum, which is a majority of the outstanding shares of common stock as of the Record Date, must be present in person or by proxy in order to hold the Annual and Special Meeting and to conduct business at such meeting. Your shares of common stock will be counted as being present at the Annual and Special Meeting if you appear in person at the Annual and Special Meeting, or if you submit a properly executed proxy card. Votes against a particular proposal will be counted both to determine the presence or absence of a quorum and to determine whether the requisite majority of voting shares has been obtained. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions and broker non-votes, we believe that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the Annual and Special Meeting, but not to determine whether the requisite majority of the shares of common stock has been obtained on the various proposals to be voted upon at the Annual and Special Meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker non-votes in this manner.

If you are a stockholder of record, you may vote by using the proxy card enclosed with this Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your instructions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. A general description of the proposals are identified on the proxy card. Please review the voting instructions on the proxy card and read the text of the proposals and the position of our Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendations of our Board of Directors on any such proposal. The recommendation of our Board of Directors for each proposal is shown on the proxy card. For the reasons stated in more detail later in the Proxy Statement, our Board of Directors recommends a vote: (i) "FOR" each of the individuals nominated to serve as directors; (ii) "FOR" the proposal for ratification of the selection of KPMG, LLP as independent accountants for our company; and (iii) "FOR" the proposal to authorize the amendment to our Certificate of Incorporation to consolidate shares of our common stock at one of six ratios.

It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual and Special Meeting. If any other matters are properly presented for action, however, the proxies named on the proxy card will be authorized by your proxy to vote on those other matters in their discretion.

On each matter properly brought before the Annual and Special Meeting, stockholders will be entitled to one vote for each share of common stock held. Stockholders do not have the right to cumulate their votes in the election of directors. Under Delaware law and our Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting: (i) the nominees for directors who receive the greatest number of votes cast in the election of directors will be elected; (ii) the proposal for ratification of the selection of KPMG, LLP as independent accountants for the Company will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; and (iii) the proposal to authorize the amendment to our Certificate of Incorporation to effect a reverse split at one of six ratios will be approved if a majority of the shares of our common stock entitled to vote at the Annual and Special Meeting vote in favour of the proposal.

Stockholders may abstain from voting for the nominees for director, may abstain from voting on the proposal for ratification of the selection of KPMG, LLP as independent accountants for the Company, and the proposal to authorize the amendment to the Certificate of Incorporation of the Company. In an uncontested election of directors, any action other than a vote for a nominee will have no effect, assuming the presence of a quorum. Abstention from voting on the proposal for ratification of the selection of KPMG, LLP as independent accountants for the Company will have no effect, as approval of this proposal is based solely on the number of votes actually cast. Voting against the proposal to authorize the amendment to our Certificate of Incorporation will potentially affect the outcome of the proposal as the number of votes "FOR" any such proposal must be a majority of the shares of our common stock entitled to vote at the Annual and Special Meeting.

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries will generally have discretion to vote their customers' shares in the election of directors. Assuming the presence of a quorum, the failure of a brokerage firm or other intermediary to vote its customers' shares on the proposal for the election of directors will have no effect on any proposal as approval of each proposal is based solely on the number of votes actually cast.

REVOCABILITY OF PROXIES

If you execute a proxy, you may revoke it by taking one of the following actions: (i) by giving written notice of the revocation to our Secretary at our principal executive offices at any time up to and including the last business day preceding the day of the Annual and Special Meeting on Friday, May 23, 2003; (ii) by executing a proxy with a later date and delivering it to our Secretary at our principal executive offices at any time up to and including the last business day preceding the day of the Annual and Special Meeting on Friday, May 23, 2003; (iii) by personally attending and voting at the Annual and Special Meeting; or (iv) by any other manner permitted by law.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by our Board of Directors. Proxies may be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram or facsimile. We do not intend to engage an outside proxy solicitation firm to render proxy solicitation services. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy solicitation materials to such beneficial owners. All costs of solicitation of proxies will be paid by the Company.

PROPOSAL ONE - ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

Our Board of Directors has nominated the persons named below for election as directors at the Annual and Special Meeting. Unless otherwise directed, the proxy holders will vote the proxies received by them for the six nominees named below. If any of the six nominees is unable or declines to serve as a director at the time of the Annual and Special Meeting, the proxies will be voted for any nominee who is designated by our present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until such director's earlier death, resignation or removal. The names of the nominees and certain information about them are set forth below.

Name	Position Held with the Company	Age	Date First Elected or Appointed
Mark Godsy	Director and Chairman of the Board of Directors	48	February 22, 2000
Ilan Kenig	President, Chief Executive Officer and Director	42	President on April 1, 2002 and Chief Executive Officer on October 31, 2002
Casey O'Byrne	Director and Vice Chairman of the Board of Directors	48	October 28, 2002
Ken Maddison	Director	63	October 29, 1998
Robert W. Singer	Director	55	June 22, 2001
Doron Nevo	Director	47	July 11, 2002

Business Experience

The following is a brief account of the education and business experience of each nominee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Mark Godsy - Director and Chairman of the Board of Directors

Mr. Godsy previously served as a director and the Chairman of the Board of Directors of our company from May 1993 to November, 1998, and as the Secretary of our subsidiary from May 1993 to July 1995, and from May 1997 to November 1998. Mr. Godsy was also the Chief Executive Officer of our company from February 2000 until November 17, 2000. Mr. Godsy is an experienced entrepreneur working in the areas of corporate development and venture capital. He practiced law for approximately five years before entering business and co-founding two successful companies, ID Biomedical Corporation and Angiotech Pharmaceuticals Ltd., both of which are leading Canadian biotechnology firms. From March 1991 to June 1996, Mr. Godsy was the Chief Executive Officer of ID Biomedical Corporation. From July 1996 to February 2001, Mr. Godsy was semi-retired. From February 2001 to August 2001, Mr. Godsy was the Chief Executive Officer of Medcell Biologies Inc. From August 2002 to the present, Mr. Godsy is the Chief Executive Officer of Collective Protection Inc. Mr. Godsy's responsibilities included building executive management teams, coordinating corporate finance activities and strategic positioning. Mr. Godsy is a graduate of the University of British Columbia and received his law degree from McGill University. He is currently a member of the Law Society of British Columbia.

Ilan Kenig - President, Chief Executive Officer and Director

Mr. Kenig has over 17 years of legal, venture capital and investment banking experience in New York with specific emphasis in the technology and telecommunications arena. Mr. Kenig, with his experience in international business activities, corporate mergers and acquisitions, joined the company as Vice President of Business Development in December 2001 before assuming the position of President in April 2002. Prior to pursuing international finance activities in New York, Mr. Kenig was a founder of a successful law firm in Tel-Aviv representing mostly technology and telecommunications interests. Mr. Kenig holds a law degree from Bar-Ilan University.

Casey O'Byrne - Director and Vice Chairman of the Board of Directors

Mr. O'Byrne is an attorney practicing law in Edmonton, Alberta, and is a partner in the law firm of Tarrabain O'Byrne & Company. Mr. O'Byrne is also a director and Chairman of the Board of Brocker Technology Group Ltd., a company whose common shares are registered with the Securities and Exchange Commission, which he founded in April 1993. Brocker Technology Group Ltd. is a telecommunications and information technology company listed on the Toronto Stock Exchange.

Ken Maddison - Director

Mr. Maddison, a Chartered Accountant since 1966 and elected a Fellow of the Institute of Chartered Accountants of British Columbia in 1975, retired in August 1997 after a lengthy career as a partner with the accounting firm KPMG between 1977 and 1997. In public practice over the past 30 years, Mr. Maddison provided auditing, accounting and business advisory services to a wide range of clients in the hospitality, real estate, construction, non-profit and insurance industries. From September 1997 to the present, Mr. Maddison has been self-employed as a consultant providing various advisory services. Mr. Maddison currently serves on the boards of International Wayside Gold Mines Ltd., Island Mountain Gold Mines Ltd., Northern Continental Resources Inc., Northern Hemisphere Development Inc. and Golden Cariboo Resources Ltd.

Robert W. Singer - Director

Senator Singer is a New Jersey state senator and serves within the Senate leadership circle as Assistant Majority Leader. Senator Singer is also Vice-Chairman of the Senate Commerce Committee and a member of the Senate Health Committee. In his former duties as an elected representative in the Upper

House, Senator Singer was Chairman of the Senate Senior Citizens, Veterans Affairs and Agriculture Committee and was Vice-Chairman of the Senate Environment Committee, and had been appointed to chair the Joint Legislative Biotechnology Task Force and the Software Task Committee. Senator Singer is presently Chairman of the Senate Task Force on Science and Technology, which was established in 2001. On a national level, Senator Singer was also appointed as a member of the Health Committee of the Assembly on Federal Issues of the National Conference of State Legislatures. Members of the Assembly on Federal Issues meet with federal officials and play a key role in developing recommendations on a wide range of national issues that affect state-federal relations. Senator Singer has distinguished himself among his national peers through his recognition and understanding of high technology industries, particularly biotechnology and the economic development, health care, agricultural and environmental benefits this industry offers his state and the nation. The Senator has also been honoured at the national and state level for his leadership and support in promoting the biotechnology industry. Senator Singer currently serves on the boards of Brocker Technology Group Ltd., a company whose common shares are registered with the Securities and Exchange Commission, and Healthchoice Incorporated.

Doron Nevo - Director

Mr. Nevo brings more than 20 years of business experience in high technology and telecommunications companies to the Board of Unity Wireless. Currently, Mr. Nevo is President and CEO of KiloLambda Technologies, Ltd. an optical subsystems company he founded in early 2001. From July 1999 to January 2001, Mr. Nevo was the President and CEO of D.FourD., Ltd., a venture capital investment company. From March 1996 to June 1999, Mr. Nevo was President and CEO of NKO, Inc. a company he founded that designed and developed a carrier grade IP Telephony system platform and established its own IP network. From February 1992 to February 1996, Mr. Nevo was also President and CEO of Clalcom Ltd., an international telecommunications service provider in Israel which he founded in 1992. Prior to Clalcom, he held various positions with Sprint International Inc. He also serves on the board of a number of companies including Audiocodes, Ltd. (a telecommunication technology company), a company whose common shares are registered with the Securities and Exchange Commission, Elcom Technologies (a manufacturer of Satcom and Digital Radio synthesizers), Notox, Ltd. (a biotech company) and Cellaris, Ltd. (a new materials company). Mr. Nevo received a B.Sc. in Electrical Engineering from the Technion and an M.Sc. in Telecommunications Management from Brooklyn Polytechnic.

BOARD OF DIRECTORS' RECOMMENDATION

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF MARK GODSY, ILAN KENIG, CASEY O'BYRNE, DORON NEVO, KEN MADDISON AND ROBERT W. SINGER AS OUR DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED OR UNTIL HIS EARLIER DEATH, RESIGNATION OR REMOVAL.

BOARD OF DIRECTORS

Our business is managed under the direction of our Board of Directors. Each director is elected for a period of one year at the Annual Meeting of stockholders and serves until the next Annual Meeting or until his or her successor is duly elected and qualified. The Board has responsibility for establishing broad corporate policies and for our overall performance. It is not, however, involved in operating details on a day-to-day basis.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting our company and to act on matters requiring Board of Director approval. It also holds special meetings when an important matter requires Board of Directors' approval between regularly scheduled meetings. Our Board of Directors met 15 times during our fiscal year ended December 31, 2002. No incumbent member attended fewer than 75% of the total number of meetings (including consents) of our Board of Directors and of any committees of our Board of Directors of which he or she was a member during that fiscal year.

COMPENSATION OF THE BOARD

Our directors do not receive salaries or fees for serving as directors of our company, nor do they receive any compensation for attending meetings of our Board of Directors or serving on committees of our Board of Directors. We may, however, determine to compensate our directors in the future. Directors are entitled to reimbursement of expenses incurred in attending meetings. In addition, our directors are entitled to participate in our stock option plan. We have adopted a policy whereby members of our Board of Directors receive initial grants of options upon appointment or upon adoption of the policy, as follows:

Chairman	200,000 options
Director (other than Chairman)	75,000 options
Compensation Committee	5,000 options
Audit Committee	5,000 options

COMMITTEES OF THE BOARD

Standing committees of our Board of Directors include an Audit Committee and a Compensation Committee. We do not currently have a Nominating Committee.

Audit Committee

During fiscal 2002, the Audit Committee was composed of Robert Featherstonhaugh (January 1, 2002 to March 31, 2002), John Robertson (April 1, 2002 to June 21, 2002), Roland Sartorius (January 1, 2002 to July 2, 2002), Brian Nixon (July 11, 2002 to October 28, 2002), Robert Singer (July 11, 2002 to present), Casey O'Byrne (October 28, 2002 to December 31, 2002) and Ken Maddison. Ken Maddison is the Chair of the Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent public accountants, it reviews with the independent public accountants the scope and results of the audit engagement, it approves professional services provided by the independent public accountants, it reviews the independence of the independent public accountants, it considers the range of audit and non-audit fees, and it reviews the adequacy of the Company's internal accounting controls. The Audit Committee held five meetings during fiscal 2002. As at December 31, 2002, the Audit Committee consisted of Robert Singer, Casey O'Byrne and Ken Maddison. All of these individuals are independent as defined by Rule 4200(a)(14) of the NASD Rules.

Compensation Committee

During fiscal 2002, the Compensation Committee was composed of Robert Featherstonhaugh (January 1, 2002 to March 31, 2002), John Robertson (April 1, 2002 to June 21, 2002), Roland Sartorius (January 1, 2002 to July 2, 2002), Brian Nixon (July 11, 2002 to October 28, 2002), Doron Nevo (July 11, 2002 to present), Casey O'Byrne (October 28, 2002 to present) and Mark Godsy. The Compensation Committee makes recommendations and establishes compensation levels on an annual basis for the Company's executive officers as well as grants stock options to all employees. The Compensation Committee held four meetings during fiscal 2002. As at December 31, 2002, the Compensation Committee consisted of Doron Nevo, Casey O'Byrne and Mark Godsy.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists our Board of Directors in executing its responsibilities. The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of our financial information, control systems, and reporting practices, and for recommending to the Board for ratification by the stockholders of the Audit Committee's selection of our independent auditors. A copy of the Audit Committee charter is attached as Appendix A to this Proxy Statement.

Our independent accountants, KPMG, LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The United States Congress recently passed the Sarbanes-Oxley Act of 2002 which, among other things, mandates that the SEC adopt new director independence standards for service on the audit committee. Once the SEC releases its new rules, we will re-evaluate the compensation of our audit committee to ensure that adequate director independence is maintained.

The Audit Committee has reviewed and discussed the audited financial statements with our management. The Audit Committee has discussed with KPMG, LLP certain matters required under Statement on Auditing Standard No. 61 and has received written disclosures and the letter required by Independent Standards Board Standard No. 1 from the outside auditors and has discussed with them their independence.

The Audit Committee has considered whether the services provided by KPMG, LLP are compatible with maintaining the independence of KPMG, LLP and has concluded that the independence of KPMG, LLP is maintained and is not compromised by the services provided.

Based on the review and discussion referred to above, the Audit Committee recommended to our Board of Directors, and our Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, for filing with the SEC.

Respectfully submitted - Audit Committee

Ken Maddison

Casey O'Byrne

Robert Singer

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth information regarding our executive officers and other key personnel as of April 21, 2003.

Name	Position Held with the Company	Age
Mark Godsy	Chairman of the Board of Directors	48
Ilan Kenig	President and Chief Executive Officer	42
Casey O'Byrne	Vice Chairman of the Board of Directors	48
Andrew J. Chamberlain	Corporate Secretary	41

Business Experience

The following is a brief account of the education and business experience of each executive officer during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Mark Godsy, Chairman of the Board of Directors. See "Nominees for Director."

Ilan Kenig, Chief Executive Officer, President and Director. See "Nominees for Director."

Casey O'Byrne, Vice-Chairman of the Board of Directors. See "Nominees for Director."

Andrew J. Chamberlain - Age 41. Mr. Chamberlain is Corporate Secretary of the Company. Mr. Chamberlain is an attorney practicing law in Edmonton, Alberta, and is a partner with the law firm of Chamberlain Hutchison. Mr. Chamberlain is a sessional instructor in corporate securities at the University of Alberta law school. Mr. Chamberlain is a director and corporate secretary of Brocker Technology Group Ltd., a company listed on the Toronto Stock Exchange, and a director of Loma Oil & Gas Ltd., a company listed on the TSX Venture Exchange.

None of our executive officers, except our President and our Chairman, are on our Board of Directors. Our officers are appointed by our Board of Directors and serve at the discretion of our Board of Directors or until their resignation or removal.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth, as of April 21, 2003, the record date for the Annual and Special Meeting, certain information with respect to the beneficial ownership of our common shares by each stockholder known to us to be the beneficial owner of 5% of our common shares, and by each of our officers and directors. Each person has sole voting and investment power with respect to the common shares, except as otherwise indicated. Beneficial ownership consists of a direct interest in the common shares, except as otherwise indicated. As of April 21, 2003, there were 35,570,109 shares of our common stock issued and outstanding. Each share of common stock entitles the holder to one vote with respect to any matter that may properly come before the Annual and Special Meeting.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Mark Godsy 7575 Carnarvon Street Vancouver, BC V6N 1K5	2,602,079 (2)	7.18%
Ilan Kenig 1859 Spyglass Place Suite 201 Vancouver, BC V5Z 4K6	851,442 (3)	2.4%
Casey O'Byrne 2150, 10060 Jasper Avenue Edmonton, AB T5J 3R8	1,366,667 (4)	3.7%
Doron Nevo 15 Yakov Hazan Raanana, Israel 43563	20,000 (5)	Nil*
Ken Maddison 2591 Lund Avenue Coquitlam, BC V3K 6J8	153,125 (6)	Nil*
Robert W. Singer 2110 West County Line Road Jackson, NJ 08527	250,000 (7)	Nil*
Andrew Chamberlain 9222 - 183B Street Edmonton, AB T5J 3Z7	12,500 (8)	Nil*
William Weidman 136 Shorewood Drive Great Neck, NY 11021	8,441,199 (9)	20.1%
Directors and Executive Officers as a Group	5,255,813 (10)	13.7%

Nil* - less than 1%

(1) Based on 35,570,109 shares of common stock issued and outstanding as of April 21, 2003. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Includes options to acquire an aggregate of 186,666 shares of common stock, warrants to purchase an aggregate of 479,004 shares of common stock, exercisable within sixty days.

(3) Includes options to acquire an aggregate of 179,167 shares of common stock and warrants to acquire an aggregate of 255,608 shares, exercisable within sixty days. The shares and warrants owned by Ilan Kenig were purchased by him in December, 2001.

(4) Includes options to acquire an aggregate of 33,333 shares of common stock, warrants to purchase an aggregate of 666,667 shares of common stock and a convertible debenture which may be converted into an aggregate of 666,667 shares of common stock, all exercisable within sixty days.

(5) Includes options to acquire an aggregate of 20,000 shares of common stock exercisable within sixty days.

(6) Includes options to acquire an aggregate of 103,125 shares of common stock exercisable within sixty days.

(7) Includes options to acquire an aggregate of 150,000 shares of common stock exercisable within sixty days.

(8) Includes options to acquire an aggregate of 12,500 shares of common stock exercisable within sixty days.

(9) Includes warrants to acquire an aggregate of 3,170,600 shares of common stock exercisable within sixty days and a convertible debenture which may be converted into an aggregate of 3,170,600 shares of common stock.

(10) Includes options to acquire an aggregate of 684,791 shares of common stock, warrants to purchase an aggregate of 1,401,279 shares of common stock and convertible debentures which may be converted into an aggregate of 666,667 shares of common stock, all exercisable within sixty days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended requires that our officers and directors, and persons who own more than ten percent (10%) of a registered class of our company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all such reports they file.

Based solely on our review of the copies of such reports received by us, and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Securities and Exchange Act of 1934, we believe that, with respect to the fiscal year ended December 31, 2002, our officers and directors, and all of the persons known to us to own more than ten percent (10%) of our common stock, filed all required reports on a timely basis.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than by their holdings of securities of our company, no director or executive officer of our company, no nominee for election as a director of our company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual and Special Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

We made a bridge loan of $200,000 to Cobratech Industries Inc. in November 2000, secured by a security interest in all the personal and real property of Cobratech. At the time of the loan, two of our directors (Mark Godsy and John Anderson) were also directors of Cobratech. Since Cobratech did not repay the full amount of the loan, on October 24, 2001 we filed a lawsuit against Cobratech to recover approximately $88,000. On August 12, 2002, we entered into a settlement arrangement with Cobratech whereby Cobratech would satisfy the obligation by converting the outstanding amounts into shares of its parent, CTI Diversified Holdings, Inc. On December 14, 2002, we received 428,053 shares of CTI Diversified.

Our board of directors agreed to advance $90,000 to John Robertson, the former president, Chief Executive Officer and a director of our company, to enable him to subscribe for 500,000 units in conjunction with the private placement completed on December 24, 2001. The loan principal plus interest was due on December 24, 2003 and was secured by the Units being issued. On May 24, 2002, the units as well as all obligations under this loan were transferred to Mark Godsy, the current Chairman of our board of directors. On August 20, 2002, Mark Godsy repaid and satisfied his obligations under the terms of the loan by repaying the $90,000 principal amount and exercising 500,000 warrants at an exercise price of $0.30 per share for total gross proceeds of $150,000. For financial statement reporting purposes, this loan was recorded as a reduction in stockholders' equity until August 20, 2002, the repayment date.

On October 11, 2001, we filed a registration statement on Form SB-2 covering the resale of certain shares of our common stock and shares of common stock subject to warrants. This Form SB-2 covered 203,315 shares of common stock held by John Robertson, the former president, chief executive officer and d director of our company, and 21,428 shares of common stock held by Mark Godsy, the current Chairman of our board of directors.

On February 15, 2002, we filed a registration statement on Form SB-2 covering the resale of certain shares of our common stock and shares of common stock subject to warrants. This Form SB-2 covered 1,203,315 shares of common stock held by John Robertson, the former president, chief executive officer and d director of our company, and 854,762 shares of common stock held by Mark Godsy, the current Chairman of our board of directors.

EXECUTIVE COMPENSATION

Particulars of compensation awarded to, earned by or paid to:

(a) our chief executive officer;

(b) each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; or

(c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our company at the end of the most recently completed fiscal year;

(the "Named Executive Officers") are set out in the summary compensation table below.

During the year ended December 31, 2002, two (2) individuals served as executive officers at various times: Ilan Kenig and John Robertson. No other persons served as executive officers during the year ended December 31, 2002 and therefore only Ilan Kenig and John Robertson are considered to be "Named Executive Officers". None of our other officers or those of any of our subsidiaries earned greater than $100,000 in total salary and bonus during 2002, 2001 or 2000.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation (1)
					Awards		Payouts
Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Other Annual Compen- sation (US$) (1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts (US$)	All Other Compen- sation
Ilan Kenig Chief Executive Officer (2)	2002 2001 2000	$74,943 $6,500 N/A	Nil N/A N/A	Nil N/A N/A	575,000(2) 100,000(2) N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A
John Robertson Chief Executive Officer(3)	2002 2001 2000	$30,645 $107,137 $10,300	Nil Nil Nil	Nil Nil Nil	Nil 100,000(4) 275,000(4)	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Mark Godsy Chief Executive Officer(5)	2002 2001 2000	Nil Nil $72,000(5)	Nil Nil Nil	Nil Nil Nil	Nil 5,000(6) 200,000(6)	Nil Nil 171,428(5)	Nil Nil Nil	Nil Nil Nil
William Brogdon Chief Executive Officer(7)	2002 2001 2000	N/A N/A N/A	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1) The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2) Mr. Kenig was appointed as our Chief Executive Officer on October 31, 2002 and as our President on April 1, 2002. Mr. Kenig was appointed as VP Business Development in November, 2001. Our company did not have a Chief Executive Officer between April 1, 2002 and October 30, 2002. Compensation in 2002 consisted of $35,943 for serving as our Chief Executive Officer and permanent President and $39,000 for serving as our VP Business Development. Compensation in 2001 consisted of $6,500 for serving as our VP Business Development. Mr. Kenig received 75,000 options on August 23, 2002 for serving as a director of our company and 500,000 options on September 27, 2002 as partial compensation for serving as our Chief Executive Officer. On December 11, 2001, Mr. Kenig received 100,000 options for serving as our VP Business Development.

(3) Mr. Robertson served as or Chief Executive Officer from November 17, 2000 to March 31, 2002.

(4) Mr. Robertson received 200,000 options in December 2000 and 100,000 options in February 2001 as partial compensation for serving as our Chief Executive Officer. He also received 75,000 options in December 2000 as compensation for serving as a director of our company.

(5) Mr. Godsy served as our Chief Executive Officer during the period February 22, 2000 to November 17, 2000. At the end of this period, Mr. Godsy was paid accrued wages in restricted stock (171,428 shares) equivalent to $72,000 on the date of issue.

(6) Mr. Godsy received 200,000 options in December 2000 as compensation for serving as our Chairman of the Board and 5,000 options in June 2001 as compensation for serving on our Compensation Committee.

(7) Mr. Brogdon served as Chief Executive Officer of our company from December 1, 1998 to February 22, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth for each of the Named Executive Officers (being the Chief Executive Officer and each of the four most highly compensated executive officers) certain information concerning stock options granted to them during the year ended December 31, 2002. We have never issued stock appreciation rights. We grant options that vest quarterly over three years at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the OTC Bulletin Board on the date of grant. The term of each option granted is generally five years from the date of grant. Options may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability.

Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year(1)	Exercise Price ($/Share)	Expiration Date
Ilan Kenig Chief Executive Officer(2)	575,000(3)	28%	75,000 @ $0.30 and 500,000 @ $0.14	75,000 on August 23, 2007 and 500,000 on September 27, 2007
John Robertson Chief Executive Officer(2)	Nil	Nil	N/A	N/A

(1) The denominator (of 2,050,000) was arrived at by calculating the net total number of new options awarded during the year.

(2) Mr. Kenig was appointed as our Chief Executive Officer on October 31, 2002 and as our President on April 1, 2002. Mr. Robertson served as our Chief Executive Officer from November 17, 2000 to March 31, 2002.

(3) Ilan Kenig received 75,000 options on August 23, 2002. These options are exercisable at $0.30 per share and vest quarterly over a three year period commencing September 30, 2002. Mr. Kenig received 500,000 options on September 27, 2002. These options are exercisable at $0.14 per share and vest quarterly over a three year period, commencing October, 2002.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2002. The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2002 ($0.13 per share) and the exercise price of the individual's options.

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable / Unexercisable		Value of Unexercised In-the -Money Options/SARs at FY- end ($) Exercisable / Unexercisable(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ilan Kenig(2)	Nil	Nil	179,167	495,833	$0	$0
John Robertson(2)	135,417	$23,021	100,000	Nil	$0	$0

(1) The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2002 ($0.13 per share on OTC Bulletin Board) and the exercise price of the individual's options.

(2) Mr. Kenig was appointed as our Chief Executive Officer on October 31, 2002 and as our President on April 1, 2002.

COMPENSATION OF DIRECTORS

See the section entitled "Board of Directors - Compensation of the Board."

EMPLOYMENT AGREEMENTS

There are no employment agreements between us or any of our subsidiaries and any of our Named Executive Officers.

Our company has no plans or arrangements in respect of remuneration received or that may be received by any Named Executive Officers of our company to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per Named Executive Officer.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the number of securities issuable under our equity compensation plans and indicates whether or not the plan received stockholder approval:

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,291,375	$0.20	1,612,004
Equity compensation plans not approved by security holders	0	--	0
Total	5,291,375		1,612,004

PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

KPMG, LLP has audited our company's financial statements since December 31, 2000. At the recommendation of the Audit Committee, our Board of Directors has selected KPMG, LLP as our company's independent auditors for the years ending December 31, 2003 and 2002, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of KPMG, LLP as our company's independent auditors is not required by the Bylaws or otherwise. However, our Board of Directors is submitting the selection of KPMG, LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our Board of Directors determines that such a change would be in the best interests of our company and its stockholders.

Representatives of KPMG, LLP attend all meetings of the Audit Committee. The Audit Committee reviews audit and non-audit services performed by KPMG, LLP as well as the fees charged by KPMG, LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. Additional information concerning the Audit Committee and its activities with KPMG, LLP can be found under "Report of the Audit Committee" on pages 9 and 10 of this Proxy Statement.

The Audit Committee has considered and determined that the services provided by KPMG, LLP are compatible with maintaining the principal's accountant's independence.

Representatives of KPMG, LLP are expected to be present at the Annual and Special Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees Paid to KPMG, LLP

KPMG, LLP provided audit and other services during 2002 for fees totaling $72,024. This included the following fees:

		Fiscal 2002

Audit Fees		$65,147
Financial Information Systems Design and Implementation Fees	$	Nil
All Other Fees		$6,877
Total		$72,024

Audit Fees ($65,147). This category includes the fees for the examination of our consolidated financial statements and the quarterly reviews of interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of interim financial statements, and the preparation of an annual "management letter" on internal control matters.

All Other Fees ($6,877). This category consists of fees for audit-related services and other services. Audit-related services are closely related to the financial audit process and primarily consist of statutory audits required by non-U.S. jurisdictions; audits of benefit plans; audits of vendors, licensees and customers to confirm that contract terms of pricing and payment are being met; internal control advisory services; work on registration statements filed with the U.S. Securities and Exchange Commission; and related accounting advice. Other services consist largely of tax services provided in the U.S. and Canada and review of our Annual Information Form filed in British Columbia and Alberta, Canada.

Financial Information Systems Design and Implementation Fees ($nil). We do not use KPMG, LLP for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements, are provided internally or by other service providers. We do not engage KPMG, LLP to provide compliance outsourcing services.

BOARD OF DIRECTORS' RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG, LLP.

PROPOSAL THREE - APPROVAL OF AMENDMENT TO THE COMPANY'S

CERTIFICATE OF INCORPORATION TO AUTHORIZE

A REVERSE SPLIT OF OUR SHARES OF COMMON STOCK IN ONE OF SIX RATIOS

AT THE DISCRETION OF THE BOARD OF DIRECTORS

Our Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend our Certificate of Incorporation to authorize a reverse stock split of our common stock in the event the Board of Directors deems it necessary and in the best interest of the shareholders. If the reverse stock split is approved by our stockholders, our Board of Directors may subsequently effect, in its sole discretion, the reverse stock split based upon any of the following ratios: one-for-five; one-for-six; one-for-seven; one-for-eight; one-for-nine; or one-for-ten. Approval of this proposal by our stockholders would give our Board of Directors authority to implement the reverse stock split at any time prior to our next annual meeting of stockholders. In addition, notwithstanding approval of this proposal by our stockholders, our Board of Directors may, in its sole discretion, determine not to effect, and abandon, the reverse stock split without further action by our shareowners.

Background

Our Board of Directors has unanimously adopted a resolution approving, and recommending to the our stockholders for their approval, a proposal (the "Reverse Stock Split Proposal") to authorize our Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split or consolidation of the outstanding shares of our common stock (the "Reverse Stock Split") at a ratio, to be selected by the Board of Directors in its sole discretion, of:

(i) one for every five shares held on the effective date of the Reverse Stock Split;

(ii) one for every six shares held on the effective date of the Reverse Stock Split;

(iii) one for every seven shares held on the effective date of the Reverse Stock Split;

(iv) one for every eight shares held on the effective date of the Reverse Stock Split;

(v) one for every nine shares held on the effective date of the Reverse Stock Split; or

(vi) one for every ten shares held on the effective date of the Reverse Stock Split,

(each, a "Reverse Stock Split Ratio").

Approval of the proposal would give our Board of Directors discretionary authority to implement the Reverse Stock Split until our next annual meeting is held. If implemented by our Board of Directors, the Reverse Stock Split would be effected by reclassifying every five, six, seven, eight, nine or ten outstanding shares of our common stock into one share of post-split common stock, but would not increase the par value of our common stock or change the number of authorized shares of our common stock. Stockholders are being asked to approve six separate amendments to the Certificate of Incorporation corresponding to each of the Reverse Stock Split Ratios, with our Board of Directors having the authority to implement only one (or none) of such amendments. If our Board of Directors elects to implement a reverse stock split at one of the Reverse Stock Split Ratios, it would abandon the remaining Reverse Stock Split Ratios without need for any further stockholder action. Our Board of Directors believes that approval of a proposal granting this discretion to our Board of Directors, rather than approval of an immediate reverse stock split at a specified ratio, provides our Board of Directors with maximum flexibility to react to current market conditions and therefore to act in the best interests of our company and its stockholders. In connection with any determination to effect a Reverse Stock Split, our Board of Directors will set the timing for the Reverse Stock Split and select the specific Reverse

Stock Split Ratio from among the six ratios set forth herein. No further action will be required to implement the Reverse Stock Split. Our Board of Directors may elect not to implement a Reverse Stock Split at any of the Reverse Stock Split Ratios, even if the Reverse Stock Split Proposal is approved by the stockholders, and it would abandon all of the Reverse Stock Split Proposals without need for any further stockholder action. Our Board of Directors reserves its right to elect not to proceed, and abandon, the Reverse Stock Split if it determines in its sole discretion that a Reverse Stock Split is no longer in the best interests of our stockholders.

Reasons for the Reverse Stock Split

We currently have 35,570,109 shares of our common stock issued and outstanding and approximately 25,553,400 shares of our common stock may be issued upon the exercise of outstanding options or warrants and upon the conversion of certain outstanding convertible notes. We are authorized to issue a total of 100,000,000 shares of our common stock. Our Board of Directors believes that it may be in the best interests of our company to reduce the number of outstanding shares of common stock by way of a share consolidation or reverse stock split. It is anticipated that a reverse stock split may facilitate potential financing arrangements, and would permit our company to carry on a number of future financings without exceeding its authorized share capital. The appropriateness of carrying out a share consolidation, and the most advantageous time for carrying out a share consolidation, will be dependent upon a number of factors, including market conditions and any future financing arrangements.

The Board of Directors intend to implement the Reverse Stock Split only if it believes that this action would be in the best interests of our company to facilitate future financings. If the Reverse Stock Split Proposal is approved by the stockholders, our Board of Directors would have the discretion to implement the Reverse Stock Split at any time before our next annual meeting, or to effect no Reverse Stock Split at all. Our Board of Directors believes that stockholder approval of the proposed amendments with different Reverse Stock Split Ratios (as opposed to approval of a single amendment with one Reverse Stock Split Ratio) at which the Reverse Stock Split may be effected provides our Board of Directors with maximum flexibility to achieve the purposes of the Reverse Stock Split. If the stockholders approve the Reverse Stock Split Proposal, the Reverse Stock Split would be effected, if at all, only upon a determination by our Board of Directors that the Reverse Stock Split (in a ratio determined by the Board of Directors from among the six Reverse Stock Split Ratios) is in the best interests of our company and its stockholders at that time.

In connection with any determination to effect the Reverse Stock Split, our Board of Directors would select the Reverse Stock Split Ratio that it believes results in the greatest marketability of the common stock based on prevailing market conditions. No further action on the part of the stockholders would be required to either effect or abandon the Reverse Stock Split. If no Reverse Stock Split is effected before our next annual meeting, our Board of Directors' authority to effect the Reverse Stock Split would terminate.

Even though a reverse stock split, by itself, does not impact a corporation's assets or prospects, reverse stock splits can result in a decrease in the aggregate market value of a corporation's equity capital. Our Board of Directors, however, believes that under certain circumstances this risk may be offset by the prospect that the Reverse Stock Split would make an investment in our common stock more attractive for certain investors.

Effect of the Reverse Stock Split

The Reverse Stock Split would not affect any stockholder's proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any stockholder. However, because the number of authorized shares of our common stock will not be reduced, the Reverse Stock split will increase our Board of Directors' ability to issue authorized and unissued shares without further stockholder action. The implementation of the Reverse Stock Split would not affect the total stockholders' equity of our company or any components of stockholders' equity as reflected on our financial statements except: (1) to change the number of the issued and outstanding shares of common stock, and (2) to change the stated

capital of the common stock to reflect the Reverse Stock Split. In connection with the Reverse Stock Split proportionate adjustments to the per share exercise or conversion price and the number of shares obtainable upon exercise of outstanding stock options, warrants and convertible notes would be made. The number of shares issuable under our current stock option plan would also be reduced proportionately based on the Reverse Stock Split Ratio.

Effecting the Reverse Split

Upon implementation of the Reverse Stock Split, depending on the Reverse Stock Split Ratio selected by our Board of Directors, every five, six, seven, eight, nine or ten outstanding shares of our common stock would be changed and reclassified into one share of post-split common stock.

The proposed Reverse Stock Split would become effective at the effective time specified by our Board of Directors in the resolutions adopted by it authorizing the implementation of the Reverse Stock Split. We will publicly announce the effective date of any Reverse Stock Split.

Stockholder Considerations

Although the implementation of the Reverse Stock Split would not, by itself, impact our company's assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of the Company's equity capital. Our Board of Directors believes that under certain circumstances this risk may be outweighed by the benefits that the Reverse Stock Split would make an investment in our common stock more attractive to certain investors.

If implemented, the Reverse Stock Split would result in some stockholders who currently own 100 or more shares of our common stock owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots may be somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

As a result of the implementation of the Reverse Stock Split, there would be a reduction in the number of shares of our common stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split. Such shares could be used for any proper corporate purpose including, among others, future financing transactions. We have no present plan to issue any of these shares.

Accounting Matters

The Reverse Stock Split will not affect the par value of our common stock. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to our common stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split Ratio selected by our Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of our company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of our company, nor is it part of a plan by management to recommend to our Board of Directors and our stockholders a series of amendments to our Certificate of Incorporation. Other than the Reverse Stock Split proposal, our Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of our company.

Procedure for Effecting Reverse Stock Split

If the stockholders approve the proposal to authorize the Reverse Stock Split and our Board of Directors decides to implement the Reverse Stock Split at any time prior to our next annual meeting of stockholders, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. The Reverse Stock Split will become effective on the date of filing the Certificate of Amendment, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

No Appraisal Rights

Under the General Corporation Law of the state of Delaware, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences

A summary of the federal income tax consequences of the Reverse Stock Split is set forth below. The discussion is based on present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split. Income tax consequences to the stockholders may vary from the federal tax consequences described generally below.

We believe that a Reverse Stock Split would constitute a "recapitalization" under Section 368(a)(1)(E) of the Internal Revenue Code of 1986 (the "Code" ). Provided that the Reverse Stock Split constitutes a recapitalization within the meaning of Section 368(a)(1)(E) of the Code, for federal income tax purposes:

- no gain or loss would be recognized by us as a result of the Reverse Stock Split and no gain or loss would be recognized by stockholders who receive post-split shares of common stock in exchange for pre-split shares;

- the aggregate federal income tax basis of the post-split shares of common stock received by a stockholder would be the same as the aggregate federal income tax basis of the pre-split shares surrendered in exchange therefor; and

- the holding period of the shares of post-split common stock received by a stockholder would include the period during which the shares surrendered in exchange therefor were held, provided that such shares were held as a capital asset by the stockholder on the date of the exchange.

The foregoing discussion is intended only as a summary of the material federal income tax consequences of the Reverse Stock Split. The foregoing discussion does not address the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Internal Revenue Code (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers). The foregoing discussion is not intended as tax advice to any person or entity.

No information is provided herein with respect to the tax consequences, if any, of the Reverse Stock Split under applicable state, local, foreign or other tax laws. No ruling from the Internal Revenue Service or opinion of counsel would be obtained regarding the federal income tax consequences to the stockholders as a result of the Reverse Stock Split.

The foregoing discussion is based upon the provisions of the Code, applicable Treasury regulations thereunder, Internal Revenue Service rulings, and judicial decisions as in effect as of the date of this Proxy Statement. There can be no assurance that future legislative, administrative, or judicial changes or interpretations will not affect the accuracy of the statements or conclusions set forth herein. Any such change could apply retroactively and could affect the accuracy of this discussion.

Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Summary

We are asking stockholders to approve both of these proposed amendments and then to authorize our Board of Directors to abandon one or both of the proposed amendments in the future. The affirmative vote of a majority of all outstanding shares of our common stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

BOARD OF DIRECTORS' RECOMMENDATION

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR SHARES OF COMMON STOCK ON ONE OF SIX RATIOS.

AUDITORS

We expect that a representative of KPMG, LLP will be present at the Annual and Special Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our company's proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2004 proxy statement, your proposal must be received by our company no later than January 12, 2004 and must otherwise comply with Rule 14a-8 under the Exchange Act. Further, if you would like to nominate a director or bring any other business before the stockholders at our next annual meeting, you must comply with the procedures contained in the Bylaws and you must notify our company in writing and such notice must be delivered to or received by the Secretary no later than February 12, 2004. While our Board of Directors will consider stockholder proposals, we reserve the right to omit from our 2004 proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

You may write to our Secretary at our principal executive office, 7438 Fraser Park Drive, Burnaby, British Columbia, CANADA V5J 5B9, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

OTHER BUSINESS

Our Board of Directors does not intend to bring any other business before the Annual and Special Meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual and Special Meeting of Stockholders. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. STOCKHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

CERTIFICATION

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.

DATED April 21, 2003

_______________________________ ILAN KENIG Chief Executive Officer and Principal Accounting Officer

Appendix A

Unity Wireless Corporation

Audit Committee Charter

GENERAL

The purpose of this document is to establish the terms of reference of the Audit Committee for Unity Wireless Corporation. ("Unity").

It is critical that the external audit function, a mechanism key to investor protection, is working effectively and efficiently and that information is being relayed to the Board of Directors in an accurate and timely fashion. The activities of the Audit Committee are fundamental to the process.

STATUTORY REFERENCE

The Board of Directors of Unity shall elect annually from members of the Board of Directors, an Audit Committee which shall be composed of not less than three members, a majority of which are not officers or employees of the corporation or any of its affiliates.

Each member of the Audit Committee shall serve during the pleasure of the Board of Directors and in any event, only so long as he or she shall be a Director. The Directors may fill vacancies in the Audit Committee by election from among their number.

The Audit Committee shall have the power to fix its quorum at no less than a majority of its members and to determine its own rules of procedure subject to any regulation imposed by the Board of Directors from time to time.

The auditors of Unity will be entitled to receive notice of every meeting of the Audit Committee and, at the expense of Unity, to attend and be heard thereafter, and if so requested by a member of the Audit Committee, shall attend every meeting of the Committee held during the term of the office of the Auditor. The auditor of Unity of any member of the Audit Committee may call a meeting of the Committee.

The Audit Committee shall review the financially statements of the Corporation prior to the approval thereof by the Board of Directors and shall have such other powers and duties as may from time to time by resolution be assigned to it by the Board.

PURPOSE

Responsibility for the development and maintenance of Unity systems for financial reporting, accounting for transactions and internal controls lies with senior management with oversight responsibilities vesting in the Board of Directors. The Audit Committee is a permanent committee of the Board whose purpose is to assist the Board by dealing with specific issues that may affect financial reporting to the stockholders, accounting and internal controls.

ANNUAL REPORTING

The Audit Committee shall review the annual financial statements, prepared for distribution to the stockholders. The Committee should discuss with management the appropriateness of accounting policies selected by Unity, the use and effect of judgment on accounting measurements and the adequacy of accruals and estimate used by management in completing the annual financial statements. Upon satisfactory completion of the review procedure, the Audit Committee will recommend to the Board of Directors that the Board approve the annual financial statements.

The Audit Committee should review other financial information included in the Unity Annual Report to ensure that it is consistent with the Board of Directors knowledge of the affairs of Unity and is unbiased and nonselective.

The Audit Committee should review the Annual Information Form and the Management Discussion and Analysis Component of the Annual Report.

The Audit Committee should review planning for, and the results of, the annual external audit, specifically:

- The auditor's engagement letter as agreed between the auditor and financial management of the Corporation.

- The reasonableness of audit fees as agreed between the auditor and corporate management.

- Audit scope, including locations to be visited, area of audit risk, and materiality as it affects audit judgment timetable, deadlines, coordination with internal audit.

- The audit report to Unity shareholders and any other reports prepared by the auditors.

- The informal reporting from the auditors on accounting systems and internal controls, including management's response.

- Non-audit related services provided by the auditor.

- Assessment of the auditor's performance.

- Recommendation with respect to the auditor's appointment or re-appointment.

- Hold in camera meeting with representatives of the auditors to discuss the audit related issues including the quality of accounting personnel.

INTERIM REPORTING

When unaudited interim financial statements are issued, for example, quarterly reports and financial statements required for inclusion in public offering documents, the Chief Financial Officer of Unity will provide a copy of the interim financial statement to the Audit Committee and will formally advise the Committee that the interim financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied. The Chief Financial Officer is obliged to draw to the attention of the Audit Committee any other matters relating to such interim financial statement of the Committee should be aware of. Similarly the Auditor has an obligation to advise the Audit Committee of any issues which the Auditor believed merit the Committee's attention identified during the course of application of auditing procedures relating to any comfort level to be issued by the Auditor.

REPORTING ARRANGEMENTS

The Audit Committee, through the Chairman or Minutes of the Committees meetings should report to the Board of Directors following each meeting of the Audit Committee. The report should review the nature of discussions and the major decisions reached by the Committee. The Audit Committee shall the Committee's terms of reference as required and propose changes to the Board.

GENERAL

The Audit Committee clearly places the onus of reporting items that may be of concern to the Committee with corporate management and representatives of the Audit firm as the case may be.